Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of January 2, 2004, by and among REDBACK NETWORKS, INC. a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor” and all of which are collectively referred to herein as the “Investors.” Unless otherwise defined herein, capitalized terms used herein shall have the definitions set forth in Section 7.14 hereof.

RECITALS

WHEREAS, the Company has filed with the United States Bankruptcy Court for the District of Delaware (the “Court”) a Prepackaged Plan or Reorganization, as supplemented prior to the date hereof (the “Plan”) in connection with its Chapter 11 Bankruptcy Case, which Plan was confirmed on December 22, 2003 and became effective in accordance with the Plan’s terms and conditions on the date hereof, prior to the execution of this Agreement.

WHEREAS, the Company desires to sell and the Investors desire to purchase (i) 651,749 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), and (ii) warrants to purchase an aggregate of 1,629,373 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an initial exercise price of $5.00 per share in the form attached hereto as Exhibit B (collectively, the “Warrants”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Purchase and Sale of Shares and the Warrant.

1.1. Sale and Issuance of Series B Preferred Stock. Subject to the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company’s Series B Preferred Stock set forth opposite each Investor’s name on Exhibit A hereto at a purchase price of $46.03 per share. The shares of Series B Preferred Stock to be sold pursuant to this Agreement are collectively referred to herein as the “Shares.” The Series B Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the form of certificate of designation for the Series B Preferred Stock attached hereto as Exhibit C (the “Certificate of Designation”), which Certificate of Designation will be filed with the Secretary of State of the State of Delaware prior to the Closing (as defined below).

1.2. Sale and Issuance of the Warrants. Upon the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, a Warrant for that number of shares of Common Stock opposite each Investor’s name on Exhibit A, at a purchase price of

$0.01 for each share of Common Stock subject to the Warrant. The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to as the “Warrant Shares”. The Company and the Investors, as a result of arm’s length bargaining, agree that (i) neither the Investors nor any of their affiliates have rendered or have agreed to render any services to the Company in connection with this Agreement or the issuance of the Shares or the Warrants; and (ii) the Warrants are not being issued as compensation. The Company and the Investors agree that the fair market value of the Warrants purchased by each Investor is equal to $0.01 multiplied by the number of shares of Common Stock for which such Warrant is initially exercisable, and to file all federal, state, local and foreign tax returns in a manner consistent with such valuation.

1.3. Closing. The closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Latham & Watkins LLP, 135 Commonwealth Drive, Menlo Park, California promptly following the satisfaction or waiver of the conditions set forth in Sections 4 and 5 (other than satisfaction of conditions which will be satisfied at the closing) or at such other time and place as the Company and Investors purchasing a majority of the Shares mutually agree (which time and place are designated as the “Closing”). At the Closing, (i) the Company shall deliver to each Investor a certificate or certificates representing the Shares and the duly executed Warrants purchased by each Investor against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company, and (ii) the Company and the Investors shall make the other deliveries provided for in Sections 4 and 5.

2. Representations and Warranties of the Company. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit D, specifically identifying the relevant subparagraph or subparagraphs hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, the Company hereby represents and warrants to the Investors as of the date hereof and as of the Closing as follows:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and its Subsidiaries has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expect to have a Material Adverse Effect.

2.2 Capitalization. As of the time of execution of this Agreement after giving effect to the effectiveness of the Plan and to the events contemplated by the Plan which are to become effective as of the Effective Date (as defined in the Plan), including without limitation the filing of the Redback Reorganized Certificate of Incorporation, the Reverse Stock Split, the cancellation of the Existing Securities and the issuance of the New Common Stock and the New Warrants (each as defined in the Plan), the authorized capital stock of the Company consists of 750,001,200 shares of Common Stock, 52,135,000 of which are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), and of which 250,000 are designated as Series A Junior Participating Preferred Stock and 750,000 are designated as Series B Convertible Preferred Stock, none of which are issued and outstanding.

The Company has reserved (i) 10,975,610 shares of Common Stock for issuance to employees, consultants and other service providers pursuant to the Redback Networks Inc. 1999 Stock Incentive Plan, (ii) 1,500,000 shares of Common Stock for issuance pursuant to the Redback Networks Inc. 1999 Employee Stock Purchase Plan, and (iii) 20,438 shares of Common Stock for issuance pursuant to the Redback Networks Inc. 1999 Directors’ Stock Plan. The Company has reserved an aggregate of 6,736,566 shares of Common Stock for issuance upon the exercise of warrants issued pursuant to the Plan. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, were issued in compliance with the provisions of any applicable securities laws including any relevant federal or state securities laws, or pursuant to valid exemptions therefrom, and were issued free of any pre-emptive rights. Except as set forth above, there are no other outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal. The consummation of the transactions contemplated by this Agreement and the Warrants will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. The Company has no commitments, obligations or agreements to repurchase or redeem any of its shares of capital stock or options, warrants or other rights to acquire capital stock of the Company. The Company has furnished to Latham & Watkins LLP, counsel to the Investors, a true and complete copy of its Amended and Restated Certificate of Incorporation, including the Certificate of Designation, and Bylaws, each as contemplated to be in effect as of the Closing.

2.3 Subsidiaries. The Schedule of Exceptions sets forth each of the Company’s Subsidiaries, the type of legal entity and its jurisdiction of organization. All of the issued and outstanding capital stock or equity interests of the Subsidiaries has been duly authorized and validly issued, and in the case of corporations is fully paid and non-assessable, and in each case, is owned of record by the Company, or one of the Company’s Subsidiaries, free and clear of all mortgages, liens, loans and encumbrances or any other rights. There are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any Subsidiary of any securities of the Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Warrants and the Investor Rights Agreement, in substantially the form attached hereto as Exhibit E (the “Investor Rights Agreement”) and otherwise to carry out its obligations hereunder and thereunder. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Warrants and the Investor Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, the authorization, issuance, sale and delivery of the Shares and the

Warrants being sold hereunder and issuance and delivery of the Warrant Shares and the Conversion Shares (as defined below) has been taken. No approval of the stockholders of the Company is required in connection with this Agreement, the Warrants and the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement, the Warrants and the Investor Rights Agreement have been duly authorized, executed and delivered by the Company and each constitutes, or will constitute when executed and delivered by the parties thereto at the Closing, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (iii) limitations imposed by applicable federal and state securities laws on the enforceability of any indemnification provisions contained in such agreements.

2.5 Valid Issuance of Shares, Warrants Shares and Conversion Shares. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, nonassessable, free of the exercise of pre-emptive rights and will be free of restrictions on transfer other than under applicable state and federal securities laws and the Investor Rights Agreement. The shares of Common Stock issued upon conversion of the Shares (the “Conversion Shares”), when issued in accordance with the Certificate of Designation, and the Warrant Shares when issued in accordance with the terms of the Warrant, will be duly and validly issued, fully paid, nonassessable, free of the exercise of pre-emptive rights and will be free of restrictions on transfer other than under applicable state and federal securities laws and the Investor Rights Agreement. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the Warrant Shares and the Conversion Shares.

2.6 No Conflicts. The execution, delivery and performance of each of this Agreement, the Warrants and the Investor Rights Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Shares, and the Warrants Shares and Conversion Shares, will not result in, or give rise to, (A) any violation, default, breach, termination or cancellation, right of termination or cancellation, right of acceleration, loss of a material benefit, payment of any penalty, or be in conflict with (in each case, with or without notice or passage of time, or both) (a) the Certificate of Incorporation or Bylaws or other organizational documents of the Company or its Subsidiaries, (b) the Plan, (c) any material instrument, mortgage, deed of trust, loan, contract, commitment, judgment, order, writ, decree or contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, or (d) any material provision of any state, federal, or local statute, rule or regulation applicable to the Company or its Subsidiaries, except in the case of (c) and (d) only for such violations, defaults, breaches, terminations, cancellations, penalties or conflicts which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (B) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, their respective business or operations or any of their respective assets or properties.

2.7 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration, notice or filing with, any federal, state or local governmental authority, including the Court, or any other Person on the part of the Company is required in connection with the offer, sale or issuance of the Shares, the Warrants, the Warrant Shares and the Conversion Shares or the consummation of any other transaction contemplated hereby, except for the filings under applicable federal and state securities laws all of which filings will have occurred within the appropriate time periods therefor. Assuming that the representations of the Investors set forth in Section 3 below are true and correct, the offer, sale and issuance of the Shares, the Warrants and the Warrant Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and from qualification requirements under applicable state securities laws.

2.8 SEC Documents. For the two years preceding the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including under Section 13(a) and 15(d) thereof, and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act. All materials filed by the Company with the SEC under the Securities Act or the Exchange Act for the two years preceding the date hereof and all amendments thereto, including exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, are hereinafter referred to herein as the “SEC Documents.” The Company has made available to representatives of the Investors all of the SEC Documents. As of their respective dates (or, if amended, then on the date of such amendment), the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under the Exchange Act or the Securities Act, as the case may be, have been so updated or amended.

2.9 Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which are not material). The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles.

2.10 No Undisclosed Liabilities. Except (a) as disclosed in the Company’s September 30, 2003 balance sheet or in the SEC Documents, the Plan, the Other Orders (as defined below) or the Disclosure Statements (as defined below), (b) for liabilities incurred since September 30, 2003 in the ordinary course of business, and (c) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

2.11 Plan and Related Filings. The Company has provided to the Investors a complete and accurate copy of (i) the Plan, which includes all supplements and amendments to the Plan, (ii) the order of the Court confirming the Plan (the “Confirmation Order”), (iii) all other relevant orders of the Court as previously delivered to counsel for the Investors (the “Other Orders”), and (iv) the disclosure statements related to the Plan approved by the Court, and all amendments and supplements thereto (collectively, the “Disclosure Statements”). No objections or challenges to the Confirmation Order, the Other Orders, the Disclosure Statements or to the Plan were filed with or made to the Court.

2.12 Changes. Except as disclosed in the SEC Documents (excluding any prospective risk factors), the Plan, the Disclosure Statements or the Other Orders, since September 30, 2003, there has not been:

(a) any change, event or development in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, including any damage, destruction or loss, whether or not covered by insurance, which have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) any incurrence of indebtedness for borrowed money, notes, mortgages or purchase money indebtedness of the Company or its Subsidiaries in excess of $1,000,000 in the aggregate;

(c) any waiver or compromise by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it other than in the ordinary course of business;

(d) any material sale or other disposition of assets, except sales or dispositions in the ordinary course of business;

(e) any change in accounting methods, principles, policies or practices, change in its independent public accounting firm, disagreement with its independent public accounting firm over the Company’s and its Subsidiaries’ application of accounting principles or with the preparation of any of their financial statements, notification to the Company’s audit committee of any irregularity with respect to the Company’s or its Subsidiaries’ financial statements, books and records or method of accounting, or any allegation or claim thereof;

(f) any written notice from the SEC in connection with any investigation or action by the SEC which investigation or action seeks to, or could reasonably be expected to result in, the restatement by the Company of any of its current or previously disclosed financial statements, and to the actual knowledge of any of the executive officer of the Company, no such investigation or action has been threatened by, or is being considered by, the SEC and no facts or circumstances exist that could reasonably be expected to result in any such investigation, action or restatement of financial statements;

(g) other than as part of the Plan, any material change to a material contract or agreement by which the Company or any of its Subsidiaries or any of their assets is bound or subject other than in the ordinary course of business;

(h) any material change in any compensation arrangement or agreement with any key technical employee, executive officer or director of the Company or any of its Subsidiaries or any holder of more than 5% of the outstanding capital stock of the Company other than in the ordinary course of business;

(i) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets other than pursuant to non-exclusive licenses in the ordinary course of business;

(j) any resignation or termination of employment of any officer or key technical employee of the Company or any of its Subsidiaries; and the Company is not aware of any impending resignation or termination of employment of any such officer or key technical employee;

(k) any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of their employees, officers or directors or any members of their immediate families, other than (i) travel advances and other advances made in the ordinary course of business and (ii) loans to employees, officers or directors in connection with the early exercise of stock options granted pursuant to the Company’s stock option plans;

(l) any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

(m) any arrangement or commitment by the Company to do any of the things described in this Section 2.12.

2.13 Litigation. Except as disclosed in the SEC Documents, there is no material action, suit, proceeding, arbitration, inquiry, notice of violation or investigation (including, without limitation, any suit, proceeding or investigation involving the prior employment of any of the Company’s or its Subsidiaries’ employees, their use in connection with the Company’s or its Subsidiaries’ business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers) pending or, to the Company’s knowledge, currently threatened against the Company, its Subsidiaries or their respective properties, before or by any court, administrative agency, other governmental or regulatory body or arbitrator. The Company and its Subsidiaries are not a party or subject to, and none of the assets of the Company or its Subsidiaries are bound by, the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Company or its Subsidiaries currently pending which the Company or its Subsidiaries intends to initiate.

2.14 Intellectual Property. To the knowledge of the Company, the Company and its Subsidiaries own or have the right to use all material patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary or material for their business as now conducted (the “Company Intellectual Property Rights”). The Company has not received any written communications (i) challenging the validity, effectiveness or ownership by the Company or its Subsidiaries of any of the Company Intellectual Property Rights, or (ii) that the Company or its Subsidiaries is in material default with respect to any license granting Company Intellectual Property Rights to the Company or its Subsidiaries. The Company has not received any written communications alleging, nor to the Company’s knowledge has, it or any of its Subsidiaries violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights or processes of any other Person, and to the knowledge of the Company, neither it nor any of its Subsidiaries is infringing or violating such rights of any other Person, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.15 Employees. To the Company’s knowledge, (i) none of the Company’s or its Subsidiaries’ employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her employment obligations to the Company or its Subsidiaries or that would conflict with the Company’s and its Subsidiaries’ business as now conducted, (ii) the carrying on of the Company’s and its Subsidiaries’ business by the employees of the Company and its Subsidiaries, and the conduct of the Company’s or its Subsidiaries’ business as proposed, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, and (iii) none of the Company’s or its Subsidiaries’ current employees is, by virtue of such employee’s activities in connection with the Company’s or its Subsidiaries’ business, violating, infringing or misappropriating any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any former employer of such employee, in the case of (i), (ii) or (iii) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.16 Compliance with Other Instruments and Laws. The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, each as amended and in effect as of the Closing. To the Company’s knowledge, neither the Company nor any of its Subsidiaries are in breach, violation or default (with or without notice or passage of time, or both), nor has the Company or its Subsidiaries received notice that it is in breach of, in violation of or default under (i) any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which they are a party or by which they or any of their properties or assets are bound, which breach, violation or default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or, (ii) any provision of any federal, state or local law, statute, rule, governmental regulation, order of any court, arbitrator or government body to which the Company or its Subsidiaries is subject, which breach, violation or default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.17 Permits. The Company and its Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of their business as now being conducted, the lack of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and the Company and its Subsidiaries believe they can obtain, without undue burden or expense, any similar authority for the conduct of their business as planned to be conducted. Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority and has not received any written notice alleging that they are in default or violation of such franchises, permits, licenses or similar authority.

2.18 Agreements. The contracts and agreements filed as exhibits to the SEC Documents and all contracts and agreements that are material to the conduct of the Company’s business as presently conducted or proposed to be conducted or otherwise deemed to be material by the Company are collectively referred to as the “Material Contracts.” Each Material Contract, other than any Material Contract that was terminated, cancelled, rejected or not assumed by the Company pursuant to the Plan (i) is valid and binding on the respective parties thereto and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect, without penalty or other adverse consequence.

2.19 Taxes. The Company and its Subsidiaries have filed all necessary federal, state, foreign and local property, income, franchise, sales, and use tax returns, which were true and correct in all material respects on the date of each such filing, and have paid all taxes shown as due thereon or otherwise owed by each of them to any taxing authority except those contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles. There is no tax deficiency that has been, or might be, asserted against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

2.20 Related Party Transactions. Except as disclosed in the SEC Documents, no holder of more than 5% of the outstanding capital stock of the Company and no employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, nor is the Company or its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them.

2.21 Registration Rights; Nasdaq. Except as contemplated by the Investor Rights Agreement, no Person has any outstanding registration rights, including piggyback rights, with respect to any securities of the Company. Upon the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2003, the Company will be eligible to register the resale of its Common Stock and the Warrants under Form S-3 promulgated under the Securities Act. As of the date hereof, the Company’s Common Stock is listed on the Nasdaq National Market, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Stock being delisted from the Nasdaq National Market. The issuance and sale of the Shares and Warrants in conformity with the terms of this Agreement do not, and the issuance of the Warrant Shares and Conversion Shares will not, contravene the rules and regulations of the Nasdaq Stock Market.

2.22 Disclosure. The representations and warranties contained in this Agreement and the exhibits attached hereto and any certificate furnished or to be furnished to Investors at Closing do not contain any untrue statement of a material fact or, taken together with the SEC Documents, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.23 Delaware Section 203. The Board of Directors of the Company, at a meeting duly called and held on January 2, 2004 , has approved, (i) the terms of this Agreement, the Warrants, the Certificate of Designation and the Investor Rights Agreement, and the consummation of the transactions contemplated hereby and thereby (including without limitation the sale and issuance of the Shares and the issuance of the Conversion Shares upon conversion of the Shares), and such approval constitutes approval of such transactions by the Board of Directors of the Company under the provisions of Section 203 of the Delaware General Corporation Law, and (ii) in addition to the shares of Common Stock obtained upon conversion of the Shares, the purchase or other acquisition, whether in market transactions, privately negotiated transactions or otherwise, by the Investors of up to 3,000,000 shares (as adjusted for any stock dividends paid in common stock, and any combinations, stock splits, recapitalizations and the like each with respect to the Company’s Common Stock) of Common Stock (the “Market Purchases”), and such approval constitutes approval of such transactions by the Board of Directors of the Company under the provisions of Section 203 of the Delaware General Corporation Law.

2.25 Shareholder Rights Plan. The Board of Directors of the Company, at a meeting duly called and held on January 2, 2004, has amended the Company’s Shareholder Rights Plan (the “Amendment”), so as to render it inapplicable to the Investors with respect to the purchase of the Shares and the Warrants and the issuance of the Conversion Shares and Warrant Shares, and the Market Purchases. The Company has provided a true and correct copy of the Amendment to the Investors.

2.26 Plan Effectiveness. All conditions to the Effective Date have been satisfied prior to the date hereof, and all of the events contemplated by the Plan which are to occur or become effective on the Effective Date shall have become effective or occurred, including without limitation the filing of the Company’s Amended and Restated Certificate of Incorporation, the Reverse Stock Split (as defined in the Plan), the cancellation of the Company’s obligations under the 5% Convertible Subordinated Notes, due on April 1, 2007 and the issuance of shares of Common Stock in respect thereof, and the cancellation of the Old Redback Common Stock Related Interests (as defined in the Plan), and no actions, motions, suits or disputes is pending or threatened with respect to the Confirmation Order, occurrence of the Effective Date, or any of the events contemplated by the Plan which are to occur or become effective on the Effective Date, and the Company does not have any reason to believe that any such action, motion, suit or dispute will be filed or arise. The transactions contemplated by this Agreement and the Investor Rights Agreement do not conflict with or violate the Plan, the Confirmation Order or the Lock-Up Agreements (as defined in the Plan). None of the Shares, Warrants, Warrant Shares and Conversion Shares shall constitute “Old Redback Interests,” “Post-Split Common Stock” or “Interests” under the Plan.

2.27 Financial Projections. Prior to the date hereof, the Company has provided the Investors with its most current financial projections for the Company (the “Financial Projections”). The Financial Projections were prepared in good faith, are based on assumptions that the Company believes to be reasonable as of the date of this Agreement. Notwithstanding the foregoing, however, the Company makes no representation or warranty with respect to the Company’s ability to achieve such projections.

3. Representations and Warranties of the Investors. Each Investor hereby, severally and not jointly, represents and warrants as of the date hereof as follows:

3.1 Experience; Accredited Investor. Such Investor is experienced in evaluating companies such as the Company, and has either individually or through its current officers such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such Investor’s prospective investment in the Company, and has the ability to bear the economic risks of the investment. Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

3.2 Purchase Entirely for Own Account. Such Investor is acquiring the Shares, the Warrants, Conversion Shares and the Warrant Shares for investment for such Investor’s own account and not with the view to, or for resale in connection with, any distribution thereof, except for transfers to affiliated fund partnerships. Such Investor understands that the Shares, the Warrants, the Conversion Shares and the Warrant Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third Person with respect to any of the Shares, the Warrants, Conversion Shares and the Warrant Shares. Such Investor understands and acknowledges that the offering of the Shares, the Warrants, the Conversion Shares and the Warrant Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

3.3 Rule 144. Such Investor acknowledges that the Shares, the Warrants, Conversion Shares and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor understands and acknowledges that the certificate evidencing its Shares will be imprinted with certain legends, including but not limited to, the form of legend set forth in the Investor Rights Agreement.

3.4 Access to Data. Such Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company’ business, management and financial affairs with its management and to review the Company’s facilities. Nothing contained in this Section 3.4 shall limit in any respect the Company’s representations and warranties contained in this Agreement.

3.5 Authorization. This Agreement has been duly authorized, executed and delivered by such Investor and constitutes a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (iii) limitations on the enforceability of any indemnification provisions.

4. Conditions of Investor’s Obligations at Closing. The obligation of each Investor to purchase Shares and Warrants at the Closing is subject to the fulfillment or waiver by the Investor on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except for changes contemplated by this Agreement.

4.2 Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with or by it on or before the Closing.

4.3 Compliance Certificate. The Company shall deliver to each Investor at the Closing a certificate of the President of the Company dated the date of the Closing stating that (i) the conditions specified in Sections 4.1 and 4.2 have been fulfilled and (ii) the events contemplated by the Plan have become effective.

4.4 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state for the offer and sale of the Shares and the Warrants.

4.5 Investor Rights Agreement. The Company and each Investor shall have entered into the Investor Rights Agreement.

4.6 Opinion of Company Counsel. The Company shall have provided an opinion addressed to the Investors rendered by its legal counsel in form and substance reasonably satisfactory to the Investors, in substantially the form attached hereto as Exhibit F.

4.7 Regulatory Approvals. All consents, approvals, filings and registrations with, and notifications to, all federal, state, local and foreign governmental or regulatory agencies, authorities, instrumentalities or other bodies having jurisdiction over the parties hereto required for the consummation of the transactions contemplated hereby have been obtained or made and shall be in full force and effect.

4.8 Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction, including the Court, shall have enacted, issued, promulgated, enforced or enacted any law of order (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal consummation of the transactions contemplated by this Agreement, and there shall be no suit, claim, action, proceeding or governmental investigation pending against the Company or the Investors which seeks to challenge the transactions contemplated by this Agreement.

4.9 Certificate of Designation. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

4.10 Board Representative; Indemnification Agreement. The Board of Directors of the Company shall have appointed John Drew to the Board of Directors of the Company as the Series B Designee (as such term is defined in the Certificate of Designation), to take effect immediately following the Closing and contingent upon the Closing, and the Company shall enter into an Indemnification Agreement with John Drew in form and substance reasonably acceptable to the Investors.

4.11 Listing. The Warrant Shares and the Conversion Shares shall have been approved for listing, subject only to notice of issuance, on the Nasdaq National Market.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to each Investor at the Closing are subject to the fulfillment, or waiver by the Company, on or before the Closing of each of the following conditions by that Investor:

5.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Performance. Such Investor shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with or by it on or before the Closing.

5.3 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state for the offer and sale of the Shares and the Warrants.

5.4 Investor Rights Agreement. The Company and each Investor shall have entered into the Investor Rights Agreement.

5.5 Regulatory Approvals. All consents, approvals, filings and registrations with, and notifications to, all federal, state, local and foreign governmental or regulatory agencies, authorities, instrumentalities or other bodies having jurisdiction over the parties hereto required for the consummation of the transactions contemplated hereby have been obtained or made and shall be in full force and effect.

5.6 Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction, including the Court, shall have enacted, issued, promulgated, enforced or enacted any law of order (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal consummation of the transactions contemplated by this Agreement, and there shall be no suit, claim, action, proceeding or governmental investigation pending against the Company which seeks to challenge the transactions contemplated by this Agreement.

5.7. Certificate of Designation. The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware.

6. Post-Closing Covenants.

6.1 Board Representative; Indemnification Agreement. Immediately after the Closing, once John Drew shall become a member of the Board of Directors of the Company as the Series B Designee (as such term is defined in the Certificate of Designation), the Company shall enter into an Indemnification Agreement with John Drew in form and substance reasonably acceptable to the Investors.

6.2 Directors and Officers Insurance. The Company has as of the date hereof directors and officers insurance from a financially sound and reputable insurer in the amount of not less than $5,000,000. The Company shall maintain such policy at all times that a “Series B Designee” (as such term is defined in the Certificate of Designation) serves on the Company’s Board of Directors.

6.3 Nomination of Director. If the Series B Preferred Stock is no longer outstanding, for so long as the Investors own 7.5% or more of the outstanding Common Stock of the Company, the Company shall nominate, or shall cause to be nominated, an individual to be designated by the Investors owning a majority of the shares of Common Stock then owned by the Investors for election to the Board of Directors of the Company and shall solicit, or cause to be solicited, proxies to elect such individual to the same extent it does so for the other individuals nominated by the Company for election to the Board of Directors. For purposes of this Section 6.3, the number of shares of Common Stock owned by any Investor shall be deemed to include any shares of Common Stock issuable upon conversion of Shares or exercise of Warrants then owned by such Investor.

7. Miscellaneous.

7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to choice of laws or conflict of laws provisions thereof.

7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and shall survive for eighteen (18) months following the Closing. All statements of the Company as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit.

7.3 Successors and Assigns. Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that prior to the Closing the rights of an Investor to purchase Shares shall not be assignable without the consent of the Company.

7.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof. Any prior agreements, understanding or representations with respect to the subject matter heretofore superseded by this Agreement and shall have no further force or effect. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. Notwithstanding the foregoing, holders of a majority of the outstanding Shares may waive or amend, on behalf of all Investors and other holders of Shares, any provisions hereof benefiting the Investors so long as the effect thereof will be that all such Investors and other holders of Shares will be treated equally.

7.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be (a) mailed by registered or certified mail, postage prepaid, return receipt requested, (b) delivered by a nationally recognized overnight courier, (c) sent by confirmed facsimile or (d) otherwise delivered by hand or by messenger, addressed (i) if to an Investor, at such Investor’s address set forth on Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, (ii) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (iii) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors, with a copy to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, facsimilie (650) 493-6811, Attention: Page Mailliard, Esq. If notice is provided by mail, notice shall be deemed to be given 48 hours after proper deposit in a mailbox; if by overnight courier, notice shall be deemed to be given 24 hours after deposit; if by facsimile, upon completion of such facsimile transmission as conclusively evidenced by the transmission receipt; and if by hand or messenger, upon receipt.

7.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

7.7 Finder’s Fee. The Company shall indemnify and hold each of the Investors harmless and each Investor shall, severally and not jointly, indemnify and hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s fee in connection with the sale of the Shares (including the costs, expenses and legal fees of defending against such liability) for which the Company or such Investor, or any of their respective partners, members, employees, or representatives, as the case may be, is responsible.

7.8 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.9 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

7.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.11 Legal Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.12 Expenses. The Company shall reimburse the Investors for the reasonable fees and expenses (including reasonable fees and expenses of its legal counsel) incurred by the Investors in connection with the transactions contemplated by this Agreement, not to exceed $100,000.

7.13 Publicity. Except as required by law, no party hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the Closing. Notwithstanding the foregoing, the Company shall be permitted to make a public statement without obtaining the consent of the Investors if (a) the disclosure is required by the continued listing requirements of the Nasdaq National Market and (b) the Company has used its reasonable best efforts to consult with the Investors about the form and substance of such disclosure.

7.14 Definitions. For purposes of this Agreement:

(a) “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

(b) “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(c) “Subsidiary” of any Person means, with respect to such Person, any corporation, partnership, joint venture or other legal entity or which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

REDBACK NETWORKS INC.

By:	/s/ Thomas L. Cronan III
Name:	Thomas L. Cronan III
Title:	Senior Vice President of Finance and Administration and Chief Financial Officer

Address:	300 Holger Way San Jose, CA 95134-1362 Facsimile: (408) 750 5195 Attention: General Counsel

THE INVESTORS:

TCV IV, L.P.

By: Technology Crossover Management IV, L.L.C.

Its: General Partner

By: /s/ Robert C. Bensky

Name: Robert C. Bensky

Title:   Attorney in Fact

TCV IV STRATEGIC PARTNERS, L.P.

By: Technology Crossover Management IV, L.L.C.

Its: General Partner

By: /s/ Robert C. Bensky

Name: Robert C. Bensky

Title:   Attorney in Fact

EXHIBIT A

SCHEDULE OF INVESTORS

Investor	Shares of Series B Preferred Stock	Warrant Shares
TCV IV, L.P.	628,320	1,570,800
TCV IV Strategic Partners, L.P.	23,429	58,573

Total	651,749	1,629,373

Mailing Address for each Investor:

Technology Crossover Ventures

528 Ramona Street

Palo Alto, CA 94301

Attention: John L. Drew

Phone: (650) 614-8219

Fax: (650) 614-8222

with a copy to:

Technology Crossover Ventures

56 Main Street, Suite 210

Millburn, NJ 07041

Attention: Robert C. Bensky

Phone: (973) 467-5320

Fax: (973) 467-5323

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

CERTIFICATE OF DESIGNATION

EXHIBIT D

SCHEDULE OF EXCEPTIONS

EXHIBIT E

INVESTOR RIGHTS AGREEMENT

EXHIBIT F

FORM OF LEGAL OPINION